Exhibit 4.3

                              AMENDED AND RESTATED
                                    BYLAWS OF
                       RENAISSANCE ACCEPTANCE GROUP, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The registered office and registered agent shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 1.2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time to determine or as the business of the corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         Section 2.1       Annual Meetings.
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                           (a)      An annual meeting  of  stockholders  of  the
corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and, if such date is a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

                           (b)      At the annual meeting of  stockholders, only
such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders
(i) by or at the direction of the board of directors; or (ii) by a stockholder of the corporation who complies with the procedures set forth in this Article 2. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the earlier of (x) the day on which such notice of the date of the meeting was mailed; or (y) the day on which such public disclosure was made.


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                           (c)      A  stockholder's  notice  to  the  secretary
shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in five hundred (500) words or less, of the business desired to be brought before the annual meeting; and the reasons for conducting such business at the annual meeting; (ii) the name and address, as such information appears on the corporation's books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal; (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder's notice; (iv) a description, in five hundred (500) words or less, of any interest of the stockholder in such proposal; and (v) a representation that the stockholder is a holder of record of stock of the corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.

                           (d)      The chairman of the  meeting  shall, if  the
facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Article 2, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this
Article 2 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the board of directors.

         Section 2.2 Special Meetings. A special meeting of the stockholders may be called at any time by the president or the board of directors. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.

         Section 2.3 Place of Meetings. The annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. Special meetings of stockholders may be held at any place within or without the State of Delaware designated by the person or persons calling such special meeting as provided in Section 2.2 above. Meetings of stockholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.

         Section 2.4 Notice. Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than three (3) nor more than sixty (60) days before the date of the meeting by or at the direction of the president, the secretary, or the board of directors, to each stockholder of record entitled to vote at such meeting.

         Section 2.5 Voting List. At least ten days before each meeting of stockholders, the secretary shall prepare a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each stockholder and the number of voting shares held by each stockholder. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the office of the corporation and shall be subject to inspection by any stockholder during usual business hours. Such list shall be

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produced at such meeting,  and at all times during such meeting shall be subject to inspection by any stockholder. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list.

         Section 2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the corporation or these bylaws. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted that could have been transacted at the original meeting, if a quorum had been present or represented.

         Section 2.7 Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the shares entitled to vote, that are present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of stockholders which may leave less than a quorum remaining.

         Section 2.8 Method of Voting; Proxies. Every stockholder of record shall be entitled at every meeting of stockholders to one vote on each matter submitted to a vote, for every share standing in such stockholder's name on the original stock transfer books of the corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Amended and Restated Certificate of Incorporation of the corporation. Such stock transfer books shall be prima facie evidence as to the identity of stockholders entitled to vote. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the corporation before, or at the time of, the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         Section 2.9 Closing of Transfer Books; Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or

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for the purpose of any other lawful action,  or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books of the corporation shall be closed for a stated period but not to exceed in any event sixty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the
record  date  for  such  determination  of  stockholders.   A  determination  of
stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 2.10 Officers' Duties at Meetings. The president shall preside at, and the secretary shall prepare minutes of, each meeting of stockholders, and in the absence of either such officer, such duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy.

         Section 2.11. Action by Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required by law, the certificate of incorporation or these bylaws to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation.


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                                    ARTICLE 3
                                    DIRECTORS

         Section 3.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Amended and Restated Certificate of Incorporation of the corporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 3.2 Number of Directors. The number of directors which shall constitute the board of directors shall be not less than three (3) nor more than eleven (11). The first board of directors shall consist of the number of directors named in the Amended and Restated Certificate of Incorporation of the corporation as of the date of the adoption of such Amended and Restated
Certificate of Incorporation of the corporation. Thereafter, the number of directors that shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the stockholders at any meeting thereof, but shall never be less than three (3). No director need be a stockholder of the corporation, a resident of the State of Delaware or a citizen of the United States.

         Section 3.3 Changes in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by (a) the stockholders at any annual or special meeting of stockholders called for that purpose; or (b) the board of directors for a term of office continuing only until the next election of one or more directors by the stockholders. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the corporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the corporation as a whole unless otherwise provided in the Amended and Restated Certificate of Incorporation of the corporation.

         Section 3.4

                  (a) Election  Qualification  and Term of Office of  Directors.
Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders. Directors need not be stockholders unless so required by the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

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                  (b)  Nominations  of  persons  for  election  to the  board of directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the board of directors for the purpose of electing directors (i) by or at the direction of the board of directors or a committee thereof; or (ii) by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice of procedures set forth in this Article 3. Such nominations, other than those made by or at the direction of the board of directors or a committee thereof, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of (x) the day on which such notice of the date of the meeting was mailed; or (y) the day on which such public disclosure was made.

                  (c) A  stockholder's  notice to the secretary  shall set forth
(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of the corporation that are beneficially owned by such person on the date of such stockholder's notice; and
(d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (a) the name and address, as such information appears on the corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s); (b) the class and number of shares of the corporation that are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice; (c) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (d) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

                  (d) Subject to the rights, if any, of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Article 3. The chairman of the meeting shall,  if the facts  warrant,  determine

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and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article 3 and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3.5 First Meetings. Each newly elected board of directors may hold its first meetings for the purpose of organization and the transaction of business, if a quorum is present, immediately after, and at the same place as the annual meeting of stockholders, and notice of such meeting shall not be necessary.

         Section 3.6 Regular Meetings. Regular meetings of the board of directors will be held at least every quarter. Written notice stating the place, day, and hour of each such meeting shall be delivered to each director not less than three (3) days before the date of the meeting.

         Section 3.7 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president, and may be called by the president or secretary on the written request of two directors. Written notice stating the place, day, and hour of each such meeting shall be delivered to each director not less than three (3) days before the date of the meeting.

         Section 3.8 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum present shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Amended and Restated Certificate of Incorporation of the corporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.9 Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, for the conduct of its meetings and management of the affairs of the corporation as the board of directors may deem proper.

         Section 3.10 Resignations. Any director of the corporation may at any time resign by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.11 Removal of Directors. Unless otherwise restricted by statute, by the Amended and Restated Certificate of Incorporation of the corporation or by these bylaws, any director or the entire board of directors may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors. For purposes of these bylaws, "cause" shall mean gross neglect or willful misconduct in the performance of the duties as a director.

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         Section  3.12  Vacancies.  Subject to the rights of the  holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, any vacancies on the board of directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.4 of these bylaws. Any director elected in accordance with the preceding sentence of this Section 3.12 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such successor shall have been elected and qualified.

         Section 3.13 Compensation of Directors. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 4
                         EXECUTIVE AND OTHER COMMITTEES

         Section 4.1 Executive Committee. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate annually one (1) or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the board of directors, all the powers and authority of the board of directors in the management of the business and affairs of the corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board of directors, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers that may require it, except that the executive committee shall not have such power or authority with reference to:

          (a) amending the Amended and Restated Certificate of Incorporation of the corporation;

          (b) adopting an agreement of merger or consolidation involving the corporation;

          (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation;

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          (d)  recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution;

          (e) adopting, amending or repealing any bylaw;

          (f) filling vacancies on the board of directors or on any committee of the board of directors, including the executive committee;

          (g) fixing the compensation of directors for serving on the board of directors or on any committee of the board of directors, including the executive committee; or

          (h) amending or repealing any resolution of the board of directors which by its terms may be amended or repealed only by the board of directors.

         Section 4.2 Other Committees. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board of directors as may be specified in the resolution of the board of directors designating such committee. The board of directors shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in, and to discharge any such committee, or any member thereof, either with or without cause.

         Section 4.3 Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof, unless the board of directors shall otherwise provide. Special meetings of the executive committee or any other committee of the board of directors shall be called at the request of any member thereof. Written notice of each regular and each special meeting of the executive committee or any other committee of the board of directors shall be delivered to each member thereof not later than three (3) days before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board of directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board of directors need not be given. The executive committee or any other committee of the board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the Amended and Restated Certificate of Incorporation of the corporation or these bylaws for the conduct of its meetings as the executive committee or any other committee of the board of directors may deem proper. A majority of the executive committee or any other committee of the board of directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board of directors.

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

                                    ARTICLE 5
                     GENERAL PROVISIONS RELATING TO MEETINGS

         Section 5.1 Notice. Whenever by law, the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given (a) in person; (b) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books of the corporation or, in the case of a stockholder, the stock transfer records of the corporation; (c) by telephone;
(d) by telecopier; (e) by courier or overnight delivery service; (f) by electronic transmission; or (g) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid. Any notice required or permitted to be given by telecopier or similar means shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         Section 5.2 Waiver of Notice. Whenever by law, the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, any notice is required to be given to any committee member, stockholder, or director of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a committee member, stockholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 5.3 Telephone and Similar Meetings. Stockholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 5.4. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

                                    ARTICLE 6
                                    OFFICERS

         Section 6.1 Election; Qualification. The officers of the corporation shall be chosen by the board of directors and shall be a chairman, president, one or more vice presidents, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the Amended and Restated Certificate of Incorporation of the corporation or these bylaws otherwise provide.

         Section 6.2 Salary. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 6.3 Term; Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 6.4 Resignation. Subject at all times to the right of removal as provided in Section 6.3 any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6.5 Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election to such office.

         Section 6.6 Chairman. The chairman shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chairman shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 6.7 President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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


         Section 6.8 Vice Presidents. In the absence of the president and the chairman or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 6.9 Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the signature of the secretary.

         Section 6.10 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 6.11 Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession, or under the control of, the treasurer belonging to the corporation.

         Section 6.12 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the

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

board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE 7
                          INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         Section 7.1 Third-Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

         The corporation may indemnify any employee or agent of the corporation, or any employee or agent serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.

         Section 7.2 Derivative Actions. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine

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

upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of Delaware or such other court shall deem proper.

         Section 7.3 Determination of Indemnification. Any indemnification under
Section 7.1 or Section 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders.

         Section 7.4 Right to Indemnification. Notwithstanding the other provisions of this Article 7, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or Section 7.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 7.5 Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article 7.

         Section 7.6 Indemnification Not Exclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against liability under the provisions of this
Article 7.

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


         Section 7.8 Definitions of Certain Terms. For purposes of this Article 7, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 7.

         Section 7.9 Liability of Directors. Notwithstanding any provision of the Amended and Restated Certificate of Incorporation of the corporation or these bylaws, no director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (a) shall have breached such director's duty of loyalty to the corporation or its stockholders; (b) shall not have acted in good faith; (c) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (d) shall have derived an improper personal benefit.

                                    ARTICLE 8
                              CERTIFICATES OF STOCK

         Section 8.1 Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation.

         Section 8.2 Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar

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

who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

         Section 8.3 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 8.4 Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 8.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE 9
                             AFFILIATED TRANSACTIONS

         Section 9.1 Validity. Except as otherwise provided for in the Amended and Restated Certificate of Incorporation of the corporation and in this bylaw, if Section 9.2 is satisfied, no contract or transaction between the corporation and any of its directors, officers or security holders, or any corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

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

         Section 9.2 Disclosure, Approval; Fairness. Section 9.1 shall apply only if:

                  (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

                           (i) to the board of directors (or committee  thereof)
                  and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                           (ii) to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes; or

                  (b) the contract or transaction is fair to the corporation as of the time it is authorized or ratified by the board of directors (or committee thereof) or the stockholders.

         Section 9.3 Nonexclusive. This provision shall not be construed to invalidate a contract or transaction that would be valid in the absence of this provision.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         Section 10.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation of the corporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Amended and Restated Certificate of Incorporation of the corporation.

         Section 10.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 10.3 Annual Statement. The board of directors shall present at each annual meeting, a full and clear statement of the business and condition of the corporation.

         section 10.4 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

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


         Section 10.5 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 10.6 Corporate Seal. The corporation shall have no corporate seal.


                                   ARTICLE 11
                                   AMENDMENTS

         Section 11.1 Amendments. Except as otherwise provided by the Amended and Restated Certificate of Incorporation of the corporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by a majority of the entire board of directors, at any meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting. The stockholders of the corporation shall have the power to adopt, amend or repeal any provisions of the bylaws only to the extent and in the manner provided in the Amended and Restated Certificate of Incorporation of the corporation.






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